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                                                                   EX-99.(h)(1)

                                  APPENDIX A

                           WELLS FARGO MASTER TRUST
                           ADMINISTRATION AGREEMENT

          Funds of Wells Fargo Master Trust Covered by This Agreement

Fee of 0.15% of average daily net assets: except that no administration fee will be charged to the Master Trust Portfolios, so long as an administration fee is charged to the Gateway Funds of Wells Fargo Funds Trust.

     C&B Large Cap Value Portfolio
     Disciplined Growth Portfolio
     Diversified Fixed Income Portfolio
     Diversified Stock Portfolio
     Emerging Growth Portfolio
     Equity Income Portfolio
     Equity Value Portfolio
     Index Portfolio
     Inflation-Protected Bond Portfolio
     International Core Portfolio
     International Growth Portfolio
     International Index Portfolio
     International Value Portfolio
     Large Cap Appreciation Portfolio
     Large Company Growth Portfolio
     Managed Fixed Income Portfolio
     Short-Term Investment Portfolio
     Small Cap Index Portfolio
     Small Company Growth Portfolio
     Small Company Value Portfolio
     Stable Income Portfolio
     Strategic Small Cap Value Portfolio
     Total Return Bond Portfolio

Most recent annual approval: March 28, 2008

Appendix A amended: November 14, 2008

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   The foregoing fee schedule is agreed to as of November 14, 2008 and shall remain in effect until changed in writing by the parties.

                                             WELLS FARGO MASTER TRUST

                                             By:
                                                  ------------------------------
                                                  C. David Messman
                                                  Secretary

                                             WELLS FARGO FUNDS MANAGEMENT, LLC

                                             By:
                                                  ------------------------------
                                                  Andrew Owen
                                                  Executive Vice President